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                                                                    Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of GelTex Pharmaceuticals, Inc. on Form S-3 of our report dated February 12, 1999, appearing in the Annual Report on Form 10-K SB of SunPharm Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                /s/  DELOITTE & TOUCHE LLP
                                                     ---------------------
                                                     DELOITTE & TOUCHE LLP


Certified Public Accountants
Jacksonville, Florida
February 4, 2000